United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       April 24,  2002

DIGENE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28194	52-1536128

(State or Other	(Commission File	(IRS Employer
Jurisdiction of Incorporation)	Number)	Identification No.)

1201 Clopper Road
Gaithersburg, Maryland	20878

(Address of Principal	(Zip Code)
Executive Offices)

(301) 944-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.	OTHER EVENTS

     On April 24, 2002, Digene Corporation, a Delaware corporation, issued a press release announcing that new clinical practice guidelines, published in the April 24 issue of the Journal of the American Medical Association, recommend testing for human papillomavirus (HPV) in the management of the over two million women each year who receive borderline Pap test results known as ASC-US (atypical squamous cells of undetermined significance).

     A copy of the press release of April 24, 2002 is filed herewith as Exhibit 99.1.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS:

     (c)      Exhibits:

Exhibit No.	Description:

99.1	Press Release, dated April 24, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGENE CORPORATION
(Registrant)

/s/ Evan Jones
Date: April 24, 2002	By: Evan Jones
Title: Chairman and Chief Executive Officer

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INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release, dated April 24, 2002

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